                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           KIMBERLY-CLARK CORPORATION

                                RIFLE MERGER CO.

                                      AND

                              SCOTT PAPER COMPANY

                           DATED AS OF JULY 16, 1995

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE I
                                          THE MERGER
Section 1.1   The Merger................................................................     1
Section 1.2   Effective Time............................................................     2
Section 1.3   Effects of the Merger.....................................................     2
Section 1.4   Articles of Incorporation and By-laws; Officers and Directors.............     2
Section 1.5   Conversion of Securities..................................................     2
Section 1.6   Parent to Make Stock Certificates Available...............................     3
Section 1.7   Dividends; Transfer Taxes; Withholding....................................     3
Section 1.8   No Fractional Shares......................................................     4
Section 1.9   Return of Exchange Fund...................................................     4
Section 1.10  Adjustment of Conversion Number...........................................     4
Section 1.11  No Further Ownership Rights in Company Common Shares......................     4
Section 1.12  Closing of Company Transfer Books.........................................     4
Section 1.13  Further Assurances........................................................     5
Section 1.14  Closing...................................................................     5

                                          ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
Section 2.1   Organization, Standing and Power..........................................     5
Section 2.2   Capital Structure.........................................................     5
Section 2.3   Authority.................................................................     6
Section 2.4   Consents and Approvals; No Violation......................................     6
Section 2.5   SEC Documents and Other Reports...........................................     7
Section 2.6   Registration Statement and Joint Proxy Statement..........................     7
Section 2.7   Absence of Certain Changes or Events......................................     8
Section 2.8   No Existing Violation, Default, Etc.......................................     8
Section 2.9   Licenses and Permits......................................................     9
Section 2.10  Environmental Matters.....................................................     9
Section 2.11  Tax Matters...............................................................     9
Section 2.12  Actions and Proceedings...................................................    10
Section 2.13  Labor Matters.............................................................    10
Section 2.14  Contracts.................................................................    10
Section 2.15  ERISA.....................................................................    10
Section 2.16  Liabilities...............................................................    11
Section 2.17  Intellectual Properties...................................................    11
Section 2.18  Opinion of Financial Advisor..............................................    11
Section 2.19  Charter Takeover Provisions...............................................    12
Section 2.20  Pooling of Interests; Reorganization......................................    12
Section 2.21  Operations of Sub.........................................................    12
Section 2.22  Brokers...................................................................    12
Section 2.23  Ownership of Company Capital Stock........................................    12

                                         ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1   Organization, Standing and Power..........................................    12
Section 3.2   Capital Structure.........................................................    12
Section 3.3   Authority.................................................................    13
Section 3.4   Consents and Approvals; No Violation......................................    13

                                                                                          PAGE
                                                                                          ----
Section 3.5   SEC Documents and Other Reports...........................................    14
Section 3.6   Registration Statement and Joint Proxy Statement..........................    14
Section 3.7   Absence of Certain Changes or Events......................................    15
Section 3.8   No Existing Violation, Default, Etc.......................................    15
Section 3.9   Licenses and Permits......................................................    16
Section 3.10  Environmental Matters.....................................................    16
Section 3.11  Tax Matters...............................................................    16
Section 3.12  Actions and Proceedings...................................................    16
Section 3.13  Labor Matters.............................................................    17
Section 3.14  Contracts.................................................................    17
Section 3.15  ERISA.....................................................................    17
Section 3.16  Liabilities...............................................................    18
Section 3.17  Intellectual Properties...................................................    18
Section 3.18  Opinion of Financial Advisor..............................................    18
Section 3.19  State Takeover Statutes; Company Rights Agreement.........................    18
Section 3.20  Pooling of Interests; Reorganization......................................    19
Section 3.21  Brokers...................................................................    19
Section 3.22  Ownership of Parent Capital Stock.........................................    19

                                          ARTICLE IV
                          COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Conduct of Business Pending the Merger....................................    19
Section 4.2   No Solicitation...........................................................    22
Section 4.3   Third Party Standstill Agreements.........................................    23
Section 4.4   Pooling of Interests; Reorganization......................................    23

                                          ARTICLE V
                                    ADDITIONAL AGREEMENTS
Section 5.1   Stockholder Meetings......................................................    23
Section 5.2   Preparation of the Registration Statement and the Joint Proxy Statement...    23
Section 5.3   Comfort Letters...........................................................    23
Section 5.4   Access to Information.....................................................    24
Section 5.5   Compliance with the Securities Act........................................    24
Section 5.6   Stock Exchange Listings...................................................    25
Section 5.7   Fees and Expenses.........................................................    25
Section 5.8   Company Stock Options and Restricted Stock................................    26
Section 5.9   Reasonable Best Efforts; Pooling of Interests.............................    27
Section 5.10  Public Announcements......................................................    28
Section 5.11  Real Estate Transfer and Gains Tax........................................    28
Section 5.12  State Takeover Laws.......................................................    28
Section 5.13  Indemnification; Directors and Officers Insurance.........................    28
Section 5.14  Notification of Certain Matters...........................................    29
Section 5.15  Redemption of Company Senior Preferred Shares.............................    29
Section 5.16  Board of Directors........................................................    29
Section 5.17  Employee Matters..........................................................    29

                                       ARTICLE VI
                              CONDITIONS PRECEDENT TO THE MERGER
Section 6.1   Conditions to Each Party's Obligation to Effect the Merger................    31
Section 6.2   Conditions to Obligation of the Company to Effect the Merger..............    31
Section 6.3   Conditions to Obligations of Parent and Sub to Effect the Merger..........    34

                                                                                          PAGE
                                                                                          ----
                                         ARTICLE VII
                              TERMINATION; AMENDMENT AND WAIVER
Section 7.1   Termination...............................................................    37
Section 7.2   Effect of Termination.....................................................    38
Section 7.3   Amendment.................................................................    39
Section 7.4   Waiver....................................................................    39

                                         ARTICLE VIII
                                      GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations and Warranties............................    39
Section 8.2   Notices...................................................................    39
Section 8.3   Interpretation............................................................    40
Section 8.4   Counterparts..............................................................    40
Section 8.5   Entire Agreement; No Third-Party Beneficiaries............................    40
Section 8.6   Governing Law.............................................................    40
Section 8.7   Assignment................................................................    40
Section 8.8   Severability..............................................................    40
Section 8.9   Enforcement of this Agreement.............................................    40

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of July 16, 1995 (this "Agreement") among KIMBERLY-CLARK CORPORATION, a Delaware corporation ("Parent"), RIFLE MERGER CO., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Sub"), and SCOTT PAPER COMPANY, a Pennsylvania corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions herein set forth, whereby each issued and outstanding Common Share, without par value, of the Company ("Company Common Shares"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $1.25 par value, of Parent ("Parent Common Stock");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Sub;

     WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith: (i) Albert J. Dunlap, the Company and Parent are entering into a Consulting Agreement, a Noncompetition Agreement, a Stock Option Exchange Agreement and a Mutual Release Agreement each dated as of the date hereof, (ii) the Company and Parent are entering into a Noncompetition Agreement, a Severance Agreement and Release, a Stock Option Exchange Agreement and a General Release, each dated as of the date hereof, with each of Basil L. Anderson, Russell A. Kersh, John P. Murtagh, Richard R. Nicolosi and P. Newton White (the "Executives"), (iii) the Company and Parent are entering into a Restricted Stock Exchange Agreement with each of Mr. Anderson and Mr. White, and (iv) the Company is entering into a Rescission Agreement, dated as of the date hereof, with Albert J. Dunlap and with each of the Executives, each of the foregoing agreements to become operative at the Effective Time (as hereinafter defined); and the Company and Parent will be entering into Stock Option Exchange Agreements and Restricted Stock Exchange Agreements with certain other employees and directors of the Company;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions herein set forth, and in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the PBCL. Notwithstanding any provision of this Agreement to the contrary, at the election of Parent, any direct wholly-owned corporate Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger, in which case Parent shall cause such Subsidiary to be bound by the terms and conditions of and to make the representations and warranties contained in this Agreement. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

     Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the PBCL, are filed with the Department of State of the Commonwealth of Pennsylvania; provided, however, that, upon the mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger, but not to exceed 30 days after the date that the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" means the later of the date and time at which the Articles of Merger are filed or such later date and time as is established by the Articles of Merger. The filing of the Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger herein set forth.

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL.

     Section 1.4 Articles of Incorporation and By-laws; Officers and Directors. (a) At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that Article FIFTH thereof shall read in its entirety as follows: "The authorized capital stock of the Corporation shall be 100 Common Shares, without par value"; Articles SIXTH and SEVENTH thereof shall be deleted in their entirety; and Articles EIGHTH through ELEVENTH thereof shall be redesignated as Articles SIXTH through NINTH, respectively. As so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation of the Surviving Corporation or as provided by applicable law.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations:

          (a) Each issued and outstanding common share, $.01 par value, of Sub shall be converted into one Common Share of the Surviving Corporation.

          (b) All Company Common Shares that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Company Common Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Sections 1.8 and 1.10, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) shall be converted into 0.780 (if the record date for the Specialty Products Business Spinoff (as defined in Section 1.10) shall be a date prior to the Effective Time) or 0.765 (if there shall have been no such record date prior to the Effective Time) (such applicable number being hereinafter referred to as the "Conversion Number") of a validly issued, fully paid and nonassessable share of Parent Common Stock, including the corresponding percentage of a right (such rights being hereinafter referred to collectively as the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent (the "Parent Series A Preferred Stock") pursuant to the Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (as so amended and restated, the "Parent Rights Agreement") between Parent and The First National Bank of Boston, as Rights Agent. All references in this Agreement to Parent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the associated Parent Rights. All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired; and each holder of a certificate representing prior to the Effective Time any such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of Parent Common Stock into which such Company Common

     Shares have been converted, (ii) any dividends and other distributions in accordance with Section 1.7 and (iii) any cash, without interest, to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8.

     Section 1.6 Parent to Make Stock Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank having capital of not less than $5 billion (or such other person or persons as shall be acceptable to Parent and the Company) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates (the "Company Certificates") which immediately prior to the Effective Time represented Company Common Shares converted in the Merger, certificates (the "Parent Certificates") representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto in accordance with Section 1.7, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for the outstanding Company Common Shares. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a Company Certificate a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Company Certificates in exchange for the property described in the next sentence). Upon surrender for cancellation to the Exchange Agent of Company Certificate(s) held by any record holder of a Company Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock into which the Company Common Shares represented by the surrendered Company Certificate(s) shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share of Parent Common Stock in accordance with
Section 1.8 and certain dividends and other distributions in accordance with
Section 1.7; and the Company Certificate(s) so surrendered shall forthwith be cancelled.

     (c) Status of Company Certificates. Subject to the provisions of Sections
1.7 and 1.8, each Company Certificate which immediately prior to the Effective Time represented Company Common Shares to be converted in the Merger shall, from and after the Effective Time until surrendered in exchange for Parent Certificate(s) in accordance with this Section 1.6, be deemed for all purposes to represent the number of shares of Parent Common Stock into which such Company Common Shares shall have been so converted.

     Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive Parent Certificates representing Parent Common Stock, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such person pursuant to Section 1.8, until such person shall have surrendered its Company Certificate(s) as provided in Section 1.6. Subject to applicable law, there shall be paid to each person receiving a Parent Certificate representing such shares of Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or Parent Certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Parent Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Company Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.8 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates pursuant to this Article I; no dividend or other distribution by Parent and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of Company Common Shares who would otherwise have been entitled thereto upon the surrender of Company Certificate(s) for exchange pursuant to this Article I will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date on which the Effective Time shall occur (or, if the Parent Common Stock shall not trade on the NYSE on such date, the first day of trading in Parent Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled. Parent shall make available to the Exchange Agent the cash necessary for this purpose.

     Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Shares for one year after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Company Certificate(s) in compliance with this Article I shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common Stock. Neither Parent nor the Company shall be liable to any former holder of Company Common Shares for any such shares of Parent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 Adjustment of Conversion Number. In the event of any stock split, combination, reclassification or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to Parent Common Stock (other than quarterly cash dividends permitted by Section 4.1(a)(i)(A) and any distribution by Parent, on terms substantially the same as previously announced, of shares of capital stock of any Subsidiary (as hereinafter defined) then conducting, directly or indirectly, Parent's specialty products business (the "Specialty Products Business Spinoff")), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and thereafter all references in this Agreement to the Conversion Number shall be deemed to be to the Conversion Number as so adjusted.

     Section 1.11 No Further Ownership Rights in Company Common Shares. All certificates representing shares of Parent Common Stock delivered upon the surrender for exchange of any Company Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 or 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Shares previously represented by such Company Certificate.

     Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Company Common Shares shall thereafter be made. Subject to the last sentence of Section 1.9, if, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this
Article I.

     Section 1.13 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 A.M., local time, on the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company may agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant, jointly and severally, to the Company as follows:

     Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and all of its outstanding shares of capital stock are owned directly by Parent; and each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. For purposes of this Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, as the case may be; and (ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity which is consolidated with Parent's or the Company's financial statements, as the case may be, and of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

     Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of: 300,000,000 shares of Parent Common Stock; and 20,000,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock"), of which 2,000,000 shares have been designated as "Series A Junior Participating Preferred Stock" (the "Parent Series A Preferred Stock"). At the close of business on July 11, 1995, 160,354,340 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No shares of Parent Preferred Stock have been issued. All of the shares of Parent Common Stock issuable in exchange for Company Common Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for this Agreement, except as provided in Parent's Restated Certificate of Incorporation, except for the Parent Rights and except for stock options covering not in excess of 4,843,765 shares of Parent Common Stock (collectively, the "Parent Stock Options"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any such Subsidiary or obligating Parent or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents or the Parent Letter (as such terms are hereinafter defined), each such share is beneficially owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     Section 2.3 Authority. The Board of Directors of Parent has declared as advisable and fair to and in the best interests of the stockholders of Parent the Merger, an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 600,000,000 (the "Charter Amendment") and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Merger and as contemplated by certain of the agreements referenced in the third recital clause hereof and has approved this Agreement. The Board of Directors of Sub has declared the Merger advisable and approved this Agreement. Parent has all requisite power and authority to enter into this Agreement and (subject to approval of the Parent Share Issuance by a majority of the votes cast at the Parent Stockholder Meeting (as hereinafter defined) by the holders of the shares of Parent Common Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting) to consummate the transactions contemplated hereby. Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to approval of the Parent Share Issuance by a majority of the votes cast at the Parent Stockholder Meeting by the holders of the shares of Parent Common Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery hereof by the Company and the validity and binding effect hereof on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms. The Parent Share Issuance and the preparation of a registration statement on Form S-4 to be filed with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), including the Joint Proxy Statement (as hereinafter defined), have been duly authorized by Parent's Board of Directors.

     Section 2.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as being the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under: (i) any provision of the Restated Certificate of Incorporation or By-laws of Parent or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) for such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or the Company or any of their respective Subsidiaries conducts any business or owns any property or assets and (vii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports. Parent has filed all documents required to be filed by it with the SEC since January 1, 1990 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Since December 31, 1994, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Parent. The Registration Statement will comply (with respect to information relating to Parent and Sub) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to information relating to Parent and Sub) as to form in all material respects with the provisions of the Exchange Act.

     Section 2.7 Absence of Certain Changes or Events. Except as set forth in the Parent SEC Documents or the Parent Letter, since December 31, 1994: (i) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Parent; (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Parent;
(iii) there has been no material change in the indebtedness of Parent and its Subsidiaries, no change in the outstanding shares of capital stock of Parent except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Options and no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock except for regular quarterly dividends of not more than $.45 per share on Parent Common Stock and (iv) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent; and except as set forth in the Parent Letter, during the period from December 31, 1994 through the date of this Agreement, neither Parent nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a).

     Section 2.8 No Existing Violation, Default, Etc. Neither Parent nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

     Except as may be set forth in the Parent SEC Documents or the Parent
Letter: (i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money; and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary or any of their respective properties, assets or business is bound which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     Section 2.9 Licenses and Permits. Parent and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Parent Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Parent SEC Documents and as currently owned or leased and conducted, and all such Parent Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Parent License.

     Section 2.10 Environmental Matters. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither Parent nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws; and there are no pending, reasonably anticipated or, to the knowledge of Parent, threatened actions, suits or proceedings against Parent, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

     Section 2.11  Tax Matters. Except as otherwise set forth in the Parent
Letter: (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested, and Parent and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; (iii) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles. To the knowledge of Parent, the representations set forth in the Parent Tax Certificate attached to the Parent Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof and based on reasonable estimates in the case of certain information not available on the date hereof), would be true and correct in all material respects. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; and
(ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.12 Actions and Proceedings. Except as set forth in the Parent SEC Documents or the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan (as defined in Section 2.15) or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, any Parent Plan or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 2.13 Labor Matters. Except as disclosed in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel") or any representative of any Parent Business Personnel. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Parent Business Personnel, and there is no unfair labor practice complaint pending against Parent or any of its Subsidiaries with respect to Parent Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years.

     Section 2.14 Contracts. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither Parent or any of its Subsidiaries nor, to the knowledge of Parent, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in the Parent Letter or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Parent or any such Subsidiary is entitled to conduct all or any material portion of the business of Parent and its Subsidiaries taken as whole.

     Section 2.15 ERISA. Each Parent Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject Parent or any ERISA Affiliate (as hereinafter defined) to any fine under Section 4071 of ERISA; except as disclosed in the Parent Letter, neither Parent nor any of its ERISA Affiliates has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of Parent, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Parent Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to Parent or its Subsidiaries. Except as set forth in the Parent Letter, all Parent Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. Parent is not aware of any reason why any Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein: (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Parent Multiemployer Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     Section 2.16 Liabilities. Except as fully reflected or reserved against in the consolidated financial statements included in the Parent Annual Report, or disclosed in the footnotes thereto, or set forth in the Parent SEC Documents or the Parent Letter, Parent and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto, or required to be disclosed in the Parent SEC Documents by Item 103 of Regulation S-K under the Securities Act, that were material, either individually or in the aggregate, to Parent and its Subsidiaries taken as a whole. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to Parent and its Subsidiaries taken as a whole.

     Section 2.17 Intellectual Properties. Except as set forth in the Parent Letter, Parent and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Parent Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Parent nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Parent's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Parent Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or result in material adverse publicity for Parent.

     Section 2.18 Opinion of Financial Advisor. Parent has received the opinion of Dillon, Read & Co. Inc., dated the date hereof, to the effect that, as of the date hereof, the Merger is fair to Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

     Section 2.19 Charter Takeover Provisions. The transactions contemplated by this Agreement have been approved by the affirmative vote of a majority of the Continuing Directors pursuant to Article X of the Restated Certificate of Incorporation of Parent. No State Takeover Laws are applicable to Parent or Sub as a result of the Merger, this Agreement or the transactions contemplated hereby. As a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, a Distribution Date (as defined in the Parent Rights Agreement) shall not be deemed to occur, the Parent Rights shall not separate from the shares of Parent Common Stock and the Company shall not become an Acquiring Person (as defined in the Parent Rights Agreement). The current holders of the Parent Rights will have no additional rights under the Parent Rights Agreement as a result of the Merger or any other transaction contemplated by this Agreement.

     Section 2.20 Pooling of Interests; Reorganization. To the knowledge of Parent after due investigation, neither Parent nor any of its Subsidiaries has
(i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 2.21 Operations of Sub. Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 2.22 Brokers. No broker, investment banker or other person, other than Dillon, Read & Co. Inc., the fees and expenses of which will be paid by Parent (as reflected in an agreement between Dillon, Read & Co. Inc. and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.23 Ownership of Company Capital Stock. None of Parent, Sub or any of Parent's other Subsidiaries owns any shares of the capital stock of the Company.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of: 200,000,000 Company Common Shares; 70,640 Cumulative Senior Preferred Shares, without par value ("Company Senior Preferred Shares"), of which 46,205 shares have been designated as "$3.40 Cumulative Senior Preferred Shares" ("Company $3.40 Preferred Shares") and 24,435 shares have been designated as "$4.00 Cumulative Senior Preferred Shares" ("Company $4.00 Preferred Shares"); and 10,000,000 Series Preferred Shares, without par value, of which 800,000 shares have been designated as "Series B Junior Participating Preferred Shares" ("Company Series B Junior Preferred Shares"). At the close of business on July 12, 1995: (i) 151,576,194 Company Common Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights; (ii) 46,205 Company

$3.40 Preferred Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights; and
(iii) 24,435 Company $4.00 Preferred Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No Company Series B Junior Preferred Shares have been issued. As of the date of this Agreement, except as provided in the Company's Articles of Incorporation, except for the rights (the "Company Rights") to purchase Company Series B Junior Preferred Shares issued pursuant to the Rights Agreement dated as of July 15, 1986, as amended as of May 17, 1988 and October 18, 1988 (as so amended, the "Company Rights Agreement"), between the Company and Morgan Guaranty Trust Company of New York, as Rights Agent, and except for stock options covering not in excess of 10,558,718 Company Common Shares (collectively, the "Company Stock Options"), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. The Compensation Committee of the Board of Directors of the Company has taken action pursuant to the Company Stock Plans (as hereinafter defined) to provide for the creation of the Substitute Options (as hereinafter defined) in the manner contemplated by
Section 5.8. Schedule A to the Company Letter (as hereinafter defined) sets forth: (a) with respect to each of Albert J. Dunlap and the Executives, (i) the name of such holder, (ii) the number of Company Common Shares subject to such Company Stock Option, (iii) the date of grant of such Company Stock Option, (iv) the date of all amendments effective within the past two years to such Company Stock Option, (v) the vesting schedule for each such Company Stock Option, including whether it is to become vested upon a change in control of the Company and (vi) the exercise price of such Company Stock Option; and (b) with respect to each executive specified in clause (a) above holding outstanding restricted Company Common Shares, (i) the name of such holder, (ii) the number of restricted Company Common Shares held by such holder, (iii) the date of grant of such restricted Company Common Shares, (iv) the date of all amendments to such grants and (v) the vesting schedule of each such grant, including whether such restricted Company Common Shares are to become vested upon a change in control of the Company. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents or the Company Letter (as such terms are hereinafter defined), each such share is beneficially owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. As of the date of its filing, Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     Section 3.3 Authority. The Board of Directors of the Company has declared as advisable and fair to and in the best interests of the shareholders of the Company the Merger and approved this Agreement, and the Company has all requisite power and authority to enter into this Agreement and (subject to approval of the Merger by a majority of the votes cast by the shareholders of the Company entitled to vote thereon) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger by a majority of the votes cast by the shareholders of the Company entitled to vote thereon. As a consequence of the actions required to be taken under Section 5.15, the holders of the Company Senior Preferred Shares will not be entitled to vote on the Merger. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery hereof by Parent and Sub and the validity and binding effect hereof on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The preparation of the Joint Proxy Statement to be filed with the SEC has been duly authorized by the Company's Board of Directors.

     Section 3.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) any provision of the Articles of Incorporation or By-Laws of the Company or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) for the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) for such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) for such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) for such filings as may be required in connection with the taxes described in Section 5.11, (vi) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or the Company or any of their respective Subsidiaries conducts any business or owns any property or assets and (vii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has filed all documents required to be filed by it with the SEC since January 1, 1990 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Since December 31, 1994, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy

Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. The Joint Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Company SEC Documents or the Company Letter, since December 31, 1994: (i) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on the Company; (iii) there has been no material change in the indebtedness of the Company and its Subsidiaries, no change in the outstanding shares of capital stock of the Company except for the issuance of Company Common Shares pursuant to the Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except for regular quarterly dividends of not more than $.85 per Company $3.40 Preferred Share, of not more than $1.00 per Company $4.00 Preferred Share and of not more than $.10 per Company Common Share; and (iv) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company; and except as set forth in the Company Letter, during the period from December 31, 1994 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b).

     Section 3.8 No Existing Violation, Default, Etc. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on the Company.

     Except as may be set forth in the Company SEC Documents or the Company
Letter: (i) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money; and (ii) there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any material lease, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective properties, assets or business is bound which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     Section 3.9 Licenses and Permits. The Company and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Documents and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Company License.

     Section 3.10 Environmental Matters. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither the Company nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any material liability or remedial action or potential material liability or remedial action under any Environmental Laws; and there are no pending, reasonably anticipated or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

     Section 3.11  Tax Matters. Except as otherwise set forth in the Company
Letter: (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, and the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes have been established and maintained in accordance with generally accepted accounting principles. To the knowledge of the Company, the representations set forth in the Company Tax Certificate attached to the Company Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof and based on reasonable estimates in the case of certain information not available on the date hereof), would be true and correct in all material respects.

     Section 3.12 Actions and Proceedings. Except as set forth in the Company SEC Documents or the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan (as defined in Section 3.15) or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, as of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 3.13 Labor Matters. Except as disclosed in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel") or any representative of any Company Business Personnel. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any or its Subsidiaries with respect to Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years.

     Section 3.14 Contracts. All of the material contracts of the Company and its Subsidiaries that are required to be described in the Company SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which are described in the Company Letter or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole.

     Section 3.15 ERISA. Schedule B to the Company Letter sets forth the name of each Company Plan and of each employment, severance, termination, consulting or retirement plan or agreement which contains any special provision becoming effective upon the occurrence of a change in control of the Company, true copies of which have heretofore been delivered to Parent. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable laws and administrative or governmental rules and regulations. Except as set forth in the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject the Company or any ERISA Affiliate to any fine under Section 4071 of ERISA; except as disclosed in the Company Letter, neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of the Company, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Company Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to the Company or its Subsidiaries. Except as set forth in the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. The Company is not aware of any reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA. As used herein: (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer
Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability; and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

     Section 3.16 Liabilities. Except as fully reflected or reserved against in the consolidated financial statements included in the Company Annual Report, or disclosed in the footnotes thereto, or set forth in the Company SEC Documents or the Company Letter, the Company and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, of a nature required by generally accepted accounting principles to be reflected in such consolidated financial statements or disclosed in the footnotes thereto or required to be disclosed in the Company SEC Documents by Item 103 of Regulation S-K under the Securities Act, that were material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole. Except as so reflected, reserved or disclosed, the Company and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole.

     Section 3.17 Intellectual Properties. Except as set forth in the Company Letter, the Company and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Company Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither the Company nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or result in material adverse publicity for the Company.

     Section 3.18 Opinion of Financial Advisor. The Company has received the opinion of Salomon Brothers Inc, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

     Section 3.19 State Takeover Statutes; Company Rights Agreement. Valid and irrevocable exemptions from Subchapters G, H, I and J of Chapter 25 of the PBCL exist and are applicable to all of the transactions contemplated by this Agreement. No other State Takeover laws are applicable to the Merger, this Agreement or the transactions contemplated hereby. The Board of Directors of the Company has amended the Company

Rights Agreement to provide that: (i) the Distribution Date (as defined in the Company Rights Agreement) shall not be deemed to occur, the Company Rights shall not separate from the Company Common Shares and neither Parent nor Sub shall become an Acquiring Person (as defined in the Company Rights Agreement) as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated thereby; and (ii) pursuant to the express terms of Section 7(a) of the Company Rights Agreement, the Company Rights shall cease to be exercisable immediately prior to the Effective Time. No other action is required to prevent the holders of the Company Rights from having any right under the Company Rights Agreement as a result of the Merger or any other transaction contemplated by this Agreement.

     Section 3.20 Pooling of Interests; Reorganization. To the knowledge of the Company after due investigation, neither the Company nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.21 Brokers. No broker, investment banker or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Salomon Brothers Inc and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.22 Ownership of Parent Capital Stock. Neither the Company nor any of its Subsidiaries owns any shares of the capital stock of Parent.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1  Conduct of Business Pending the Merger.

     (a) Actions by Parent. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Parent Letter, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than regular quarterly dividends of not more than $.45 per share on Parent Common Stock, the Specialty Products Business Spinoff and dividends paid by Subsidiaries of Parent in the ordinary course of business and consistent with past practice); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of shares of Parent Common Stock and Parent Rights upon the exercise of Parent Stock Options and the issuance of stock options to employees of Parent or any of its Subsidiaries in the ordinary course of business and consistent with past practice);

          (iii) amend its charter or organization documents or by-laws;

          (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (B) acquisitions for an aggregate consideration paid or payable by Parent and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) in an amount not to exceed $15,000,000;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (B) dispositions for an aggregate consideration paid or payable to Parent and its Subsidiaries (valuing any non-cash consideration, contingent payments and liabilities assumed as provided in clause (iv) above) in an amount not to exceed $15,000,000;

          (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, Parent or any majority-owned Subsidiary of Parent;

          (vii) enter into or adopt any Parent Plan, or amend any existing Parent Plan, other than as required by law;

          (viii) violate or fail to perform any material obligation or duty imposed upon Parent or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

          (ix) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures;

          (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (xi) acquire any shares of capital stock of the Company.

     Parent shall promptly advise the Company orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on Parent.

     (b) Actions by the Company. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the

Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than regular quarterly dividends of not more than $.85 per Company $3.40 Preferred Share, of not more than $1.00 per Company $4.00 Preferred Share and of not more than $.10 per Company Common Share (it being the express understanding of Parent and the Company that the shareholders of the Company shall be entitled to either a dividend on Company Common Shares or shares of Parent Common Stock, but not both, for the calendar quarter in which the Closing shall occur, and the Board of Directors of the Company shall not declare any dividend or fix any record date therefor which would have such effect) and dividends paid by Subsidiaries of the Company in the ordinary course of business and consistent with past practice); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of Company Common Shares and Company Rights upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms);

          (iii) amend its charter or organization documents or by-laws;

          (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (B) acquisitions for an aggregate consideration paid or payable by the Company and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) in an amount not to exceed $15,000,000;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and
     (B) dispositions for an aggregate consideration paid or payable to the Company and its Subsidiaries (valuing any non-cash consideration, contingent payments and liabilities assumed as provided in clause (iv) above) in an amount not to exceed $15,000,000; provided, however, that there shall be no sale, lease or other disposition of pulp production assets, forest products assets or timberlands other than in the ordinary course of business;

          (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice and (B) any loans, advances or capital contributions to, or other investments in, the Company or any majority-owned Subsidiary of the Company;

          (vii) enter into or adopt any Company Plan, or amend any existing Company Plan, other than as required by law;

          (viii) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (ix) violate or fail to perform any material obligation or duty imposed upon the Company or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

          (x) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures;

          (xi) amend the Company Rights Agreement or redeem the Company Rights other than as contemplated herein;

          (xii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (xiii) acquire any shares of capital stock of Parent.

     The Company shall promptly advise Parent orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 4.2 No Solicitation. From and after the date hereof, the Company shall not, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any Takeover Proposal and shall use its reasonable best efforts to prevent any of its directors, officers, attorneys, financial advisors and other authorized representatives from, directly or indirectly, taking any such action; provided, however, that the Company may engage in discussions or negotiations with, or furnish information concerning the Company and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a Superior Proposal (as hereinafter defined) if the Board of Directors of the Company shall conclude in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. The Company shall promptly notify Parent of any Takeover Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such Takeover Proposal, and the name of all persons to whom the Company has furnished any information and the nature of such information. As used in this Agreement:
(i) "Takeover Proposal" means, with respect to the Company, any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person (other than a proposal or offer by Parent or any of its Subsidiaries) in, any tender or exchange offer for 20% or more of the equity of the Company, any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries, any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of, the Company or any of its Significant Subsidiaries or any inquiry by any person with respect to the Company's willingness to receive or discuss any of the foregoing;
(ii) "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than Parent or any of its Subsidiaries) to acquire the Company pursuant to any Takeover Proposal on terms which a majority of the members of the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors), to be more favorable to the Company and its shareholders than the transactions contemplated hereby and for which any required financing is committed or which, in the good faith and reasonable judgment of a majority of such members (based on the advice of independent financial advisors), is reasonably capable of being financed by such person; and (iii) "Significant Subsidiary" shall have the meaning specified in Rule 1-02 of Regulation S-X of the SEC. A Takeover Proposal, with respect to Parent, shall have the meaning specified in the prior sentence, except that each reference to "Parent" shall be changed to "the Company" and each reference to the "the Company" shall be changed to "Parent."

     Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries or the Company or its Subsidiaries, as the case may be). During such period, the Company or Parent shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (i) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate attached to the Company Letter or the Parent Tax Certificate attached to the Parent Letter to be untrue or incorrect in any material respect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholder Meetings. The Company and Parent shall each call a meeting of its stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable for the purpose of voting upon the Merger (in the case of the Company) and the Parent Share Issuance and the Charter Amendment (in the case of Parent). The Company and Parent shall, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that neither such Board of Directors shall be required to make, and shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law. The respective Boards of Directors of the Company, Parent and Sub shall not rescind their respective declarations that the Merger is advisable unless, in any such case, any such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the failure to rescind such determination would violate the fiduciary obligations of such Board of Directors under applicable law. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

     Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and upon any exercise of the Substitute Options (as defined in Section 5.8). The Company shall furnish all information concerning the Company and the holders of Company Common Shares as may be reasonably requested by Parent in connection with any such action.

     Section 5.3 Comfort Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Parent Stockholder Meeting, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Company Stockholder Meeting, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent (which Parent represents and warrants do not require it to withhold information which is material and adverse to Parent and its Subsidiaries taken as a whole) or to the Company (which the Company represents and warrants do not require it to withhold information which is material and adverse to the Company and its Subsidiaries taken as a whole), Parent and the Company shall, and shall cause each of its respective Subsidiaries to, afford, during normal business hours during the period from the date of this Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of the other reasonable access to, and permit them to make such inspections as may reasonably be requested of, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants), and also permit such interviews with its officers and employees as may be reasonably requested; and, during such period, Parent and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request. As soon as practicable after the date hereof, the Company shall provide to Parent the information specified on Schedule A to the Company Letter in respect of each holder of a Company Stock Option or restricted Company Common Shares other than the six holders referenced in Section 3.2. From the date of this Agreement through the Effective Time, Parent and the Company shall consult with each other regarding any inquiries made by antitrust regulatory authorities, including as to any issues raised by such authorities and the possible resolutions thereof. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreements dated January 24, 1995 and May 11, 1995, respectively, as the same have been amended to date, between Parent and the Company.

     Section 5.5 Compliance with the Securities Act. (a) Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying each person who, at the time of the Company Stockholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Company Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Company Common Shares or any shares of Parent Common Stock issued to such Company Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Company Rule 145 Affiliate's risk relative to any Company Common Shares or any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

     (b) Prior to the Effective Time, Parent shall cause to be prepared and delivered to the Company a list (reasonably satisfactory to counsel for the Company) identifying each person who, at the time of the Parent Stockholder Meeting, may be deemed to be an "affiliate" of Parent, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Parent Rule 145 Affiliates"). Parent shall use its reasonable best efforts to cause each person who is identified as a Parent Rule 145 Affiliate in such list to deliver to the Company on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Parent Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Parent Rule 145 Affiliate's risk relative to, any shares of Parent Common Stock or any Company Common Shares during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. As soon as reasonably practicable, but in no event later than 30 days after the end of the first full fiscal quarter of Parent which includes results covering at least 30 days of post-Merger combined operations of Parent and the Company, Parent shall publish its results of operations for such fiscal quarter.

     Section 5.6 Stock Exchange Listings. Parent shall use its reasonable best efforts to list on the NYSE and on the Chicago and Pacific Stock Exchanges, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger, upon any exercise of the Substitute Options and as contemplated by certain of the agreements referenced in the third recital clause hereof.

     Section 5.7  Fees and Expenses. (a) Except as otherwise provided in this
Section 5.7 and in Section 5.11, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

     (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by the Company pursuant to Section 7.1(f), the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (c) Notwithstanding any provision in this Agreement to the contrary, if there shall be a Takeover Proposal with respect to the Company and if this Agreement shall be terminated by Parent pursuant to Section 7.1(g), the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (d) Notwithstanding any provision in this Agreement to the contrary, if (i) prior to the Company Stockholder Meeting (x) there shall be a Takeover Proposal with respect to the Company or the Company shall receive an indication of a possible Takeover Proposal with respect to the Company by any person other than Parent and its Subsidiaries, (y) any person other than Parent shall file a Statement on Schedule 13D under the Exchange Act with respect to Company Common Shares or (z) the Company shall engage in discussions or negotiations or furnish information to any person pursuant to the proviso of the first sentence of
Section 4.2; and (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof; and (iii) within seven months after the Company Stockholder Meeting or the last adjournment thereof the Company shall enter into any agreement in respect of a Takeover Proposal with respect to the Company with any person contemplated by subclauses (x),(y) or (z) of clause (i) above or such person shall commence any tender or exchange offer for more than 20% of the Company Common Shares; and
(iv) at any time thereafter such person shall consummate a Takeover Proposal contemplated by such agreement or shall consummate such tender or exchange offer; the Company shall immediately pay to Parent an amount in cash equal to $100 million.

     (e) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by Parent pursuant to Section 7.1(i), the Company shall immediately pay to Parent an amount in cash equal to $50 million.

     (f) Notwithstanding any provision in this Agreement to the contrary, if there shall be a Takeover Proposal with respect to Parent and if this Agreement shall be terminated by the Company pursuant to Section 7.1(h), Parent shall immediately pay to the Company an amount in cash equal to $100 million.

     (g) Notwithstanding any provision in this Agreement to the contrary, if (i) prior to the Parent Stockholder Meeting (x) there shall be a Takeover Proposal with respect to Parent or Parent shall receive an indication of a possible Takeover Proposal with respect to Parent by any person other than the Company and its Subsidiaries, (y) any person shall file a Statement on Schedule 13D under the Exchange Act with respect to shares of Parent Common Stock or (z) Parent shall engage in discussions or negotiations or furnish information to any person with respect to an acquisition of all or substantially all of the equity or assets of Parent by merger, tender offer or otherwise; and (ii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof; and (iii) within seven months after the Parent Stockholder Meeting or the last adjournment thereof Parent shall enter into any agreement in respect of a Takeover Proposal with respect to Parent with any person contemplated by subclauses (x), (y) or (z) of clause (i) above or such person shall commence any tender or exchange offer for more than 20% of the shares of Parent Common Stock; and (iv) at any time thereafter such person shall consummate a Takeover Proposal contemplated by such agreement or shall consummate such tender or exchange offer; Parent shall immediately pay to the Company an amount in cash equal to $100 million.

     (h) Nothing contained in this Section 5.7 shall relieve any party hereto from any liability for any breach of this Agreement.

     Section 5.8  Company Stock Options and Restricted Stock.

     (a) Exercisable Stock Options. Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to any stock option plan (other than any "stock purchase plan" within the meaning of Section 423 of the Code) or long-term incentive plan of the Company in effect on the date hereof (the "Company Stock Plans") and which shall be fully exercisable at the Effective Time shall become and represent a fully exercisable option to purchase the number of shares of Parent Common Stock (a "Substitute Option"), decreased to the nearest whole share, determined by multiplying (i) the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Conversion Number, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per Company Common Share immediately prior to the Effective Time divided by the Conversion Number. Parent shall pay cash to the holders of Substitute Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise thereof unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. After the Effective Time, except as provided above in this Section 5.8(a), each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time. The Company shall not grant any stock appreciation rights or limited stock appreciation rights and shall not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Substitute Options as provided in this Section 5.8(a). Parent shall register under the Securities Act on Form S-8 or another appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) all Substitute Options and all shares of Parent Common Stock issuable pursuant to all Substitute Options.

     (b) Unexercisable Stock Options. The Company shall use its reasonable best efforts to cause each holder of a Company Stock Option outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan which shall not be exercisable at the Effective Time (an "Unexercisable Option") to enter into a stock option exchange agreement ("Stock Option Exchange Agreement"), pursuant to which such Unexercisable Option shall be cancelled in exchange for the number of shares of Parent Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unexercisable Option, as determined pursuant to the terms of such Stock Option Exchange Agreement. Parent shall pay cash to the holders of Unexercisable Options in lieu of issuing fractional shares of Parent Common Stock unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. Parent shall register under the Securities Act on an appropriate form all shares of Parent Common Stock issuable pursuant to the Stock Option Exchange Agreements.

     (c) Unvested Restricted Stock. The Company shall use its reasonable best efforts to cause each holder of shares of restricted Company Common Shares ("Restricted Stock") which are outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan which shall not be or shall not become vested at the Effective Time ("Unvested Restricted Stock") to enter into a restricted stock exchange agreement ("Restricted Stock Exchange Agreement"), pursuant to which such Unvested Restricted Stock shall be cancelled in exchange for the number of shares of Parent Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time equal to the value of such Unvested Restricted Stock, as determined pursuant to the terms of such Restricted Stock Exchange Agreement. Parent shall pay cash to the holders of Unvested Restricted Stock in lieu of issuing fractional shares of Parent Common Stock unless, in the reasonable judgment of Parent based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. Parent shall register under the Securities Act on an appropriate form all shares of Parent Common Stock issuable pursuant to the Restricted Stock Exchange Agreements.

     Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and the State Takeover Approvals); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     (b) Each of Parent and the Company shall cooperate and work together, with its respective accountants, with the objective that the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (c) Each party hereto shall use its reasonable best efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or to result in a breach of any of its covenants in this Agreement.

     (d) Notwithstanding any provision in this Agreement to the contrary: (i) neither Parent nor the Company shall be obligated to use its reasonable best efforts or to take any action (or omit to take any action) pursuant to this Agreement if the Board of Directors of Parent or the Company, as the case may be, shall conclude in good faith on the basis of the advice of its outside counsel that such action would violate the fiduciary obligations of such Board of Directors under applicable law; and (ii) in connection with any filing or submission or other action required to be made or taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and, except as may be set forth in the Parent Letter, neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any material portions thereof or any of the business, product lines, properties or assets of Parent or any of its Affiliates.

     Section 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the written approval (which shall not unreasonably be withheld) of the other, except as may be required by applicable law or by existing obligations pursuant to any listing agreement with any national securities exchange.

     Section 5.11 Real Estate Transfer and Gains Tax. Either the Company or the Surviving Corporation shall pay all state or local taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13 Indemnification; Directors and Officers Insurance. (a) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent (an "Indemnified Person") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the PBCL, the Company's Articles of Incorporation or By-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Parent nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Parent or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 5.13. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

     (b) Parent and the Company agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's Articles of Incorporation or By-laws and any indemnification agreement in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights, liabilities and limitations are consistent with the PBCL; provided, however, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the PBCL, the Company's Articles of Incorporation or By-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 5.13 shall impair any rights or obligations of any current or former director or officer of the Company.

     (c) Parent or the Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Date; provided, however, that Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is cancelled during such period, Parent or the Surviving Corporation shall use their best efforts to obtain substantially similar D&O Insurance; and provided further that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (d) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

     Section 5.14 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of:
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Redemption of Company Senior Preferred Shares. Prior to the mailing of the Joint Proxy Statement, the Company shall redeem all outstanding Company Senior Preferred Shares at the then applicable redemption prices thereof.

     Section 5.16 Board of Directors. Parent shall select from among the current members of the Board of Directors of the Company three individuals for nomination as directors of Parent. If an individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time, for a term expiring at Parent's 1996 annual meeting of stockholders, subject to being renominated as a director at the discretion of the nominating committee of Parent's Board of Directors.

     Section 5.17 Employee Matters. (a) Parent agrees that the Company shall honor in accordance with their respective terms (including, subject to Sections 4.1(b)(vii) and (viii), any right to terminate or amend in accordance with the express terms thereof) and, on and after the Effective Time, Parent shall cause the Surviving Corporation to honor, without offset, deduction, counterclaim, interruption or deferment, all Company Plans and all other written employment, severance, termination, consulting and retirement agreements to which the Company is a party as of the Effective Time, including all compensation plans for non-employee directors of the Company, except to the extent that any such Company Plan or any such employment, severance, termination, consulting or retirement agreement or compensation plan was established, entered into or amended in contravention of Section 4.1(b). Parent acknowledges that, for the purposes of certain of such Company Plans and certain of such other employment, severance, termination, consulting and retirement agreements to which the Company is currently a party, the consummation of the Merger will constitute a "change in control" of the Company (as such term is defined in such plans and agreements); provided, however, that the Company shall amend (or cause to be amended), effective immediately prior to the Effective Time, each Company Plan that is a defined benefit pension plan qualified under Section 401(a) of the Code to delete therefrom any special provisions otherwise effective upon the occurrence of a change in control. Parent agrees to cause the Surviving Corporation, after consummation of the Merger, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company in accordance with their respective terms and to honor, and to cause the Surviving Corporation to honor, all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control. The Company shall, prior to the Effective Time, amend its Termination Pay Plan for Salaried Employees to reduce the number of years that such Plan will be required to remain in effect following a change in control from six years to two years.

     (b) Parent agrees that, for one year after the Effective Time, it shall, or shall cause the Surviving Corporation to, provide employee pension and welfare plans for the benefit of employees and former employees of the Company, which, in the aggregate, are not materially less favorable than the Company Plans in effect immediately prior to the Effective Time. To the extent any Parent Plan (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, grant to employees and former employees of the Company credit for service with the Company prior to the Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder but not for the purpose of calculating benefits (including benefits the amount or level of which is determined by reference to an employees' vesting service) thereunder. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract.

     (c) Parent agrees that the following principles shall apply for purposes of determining bonuses for 1995 under the Company's Performance Plan: (1) all employees of the Company and its Subsidiaries at the Effective Time who, at such time, are covered by such Plan (other than employees whose employment is terminated for any reason prior to the Effective Time or for cause on or prior to December 31, 1995) shall be eligible to receive a pro rata portion of such bonuses; (2) whether any bonuses are payable under such Plan and, if so, the amounts thereof shall be determined as if the Merger had not occurred and the Company had remained an independent, publicly-owned company through 1995, taking into account, to the extent reasonably applicable, action that could have been taken but for the limitations imposed by Section 4.1(b); and (3) any bonuses payable pursuant to clause (2) above shall be paid as soon as practicable after December 31, 1995. The pro rata portion of an employee's bonus shall be the amount determined pursuant to the preceding sentence multiplied by a fraction, the numerator of which shall be the number of days during 1995 for which such employee was employed by the Company or its Subsidiaries or Parent or its Subsidiaries and the denominator of which shall be 365. Prior to the Effective Time, the Compensation Committee of the Company's Board of Directors may, with Parent's approval, amend such Plan and take other actions thereunder to effectuate the foregoing principles. After the Effective Time, all determinations with respect to such Plan shall be made by a special committee of Parent's Board of Directors consisting of Parent's Chief Executive Officer and the three former directors of the Company elected to Parent's Board of Directors. This paragraph (c) shall not apply to any annual bonus payable pursuant to a written employment or termination agreement in effect on the date hereof.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. The Merger shall have been duly approved by a majority of the votes cast by the shareholders of the Company entitled to vote thereon in accordance with applicable law and the Articles of Incorporation and By-laws of the Company, and the Parent Share Issuance shall have been duly approved by a majority of the votes cast at the Parent Stockholder Meeting by the holders of the shares of Parent Common Stock, provided that the total number of votes cast on the Parent Share Issuance represents more than 50% of the shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting.

     (b) Stock Exchange Listings. The shares of Parent Common Stock issuable in accordance with the Merger, upon exercise of the Substitute Options and as contemplated by certain of the agreements referenced in the third recital clause hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation), assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

     (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC. All necessary state securities authorizations (including State Takeover Approvals) shall have been received.

     (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. Parent shall have performed in all respects its covenant in Section 5.16 and Parent and Sub shall have performed in all material respects each of its other agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the shareholders of the Company upon the exchange of their Company Common Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Company Common Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Shares exchanged therefor;

          (v) The holding period for shares of Parent Common Stock received in exchange for Company Common Shares pursuant to the Merger will include the holding period of the Company Common Shares exchanged therefor, provided such Company Common Shares were held as capital assets by the shareholder at the Effective Time; and

          (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may receive and rely upon representations contained in a certificate of the Company substantially in the form of the Company Tax Certificate attached to the Company Letter, a certificate of Parent substantially in the form of the Parent Tax Certificate attached to the Parent Letter and other appropriate certificates of the Company, Parent and others.

     (c) Opinion of O. George Everbach. The Company shall have received an opinion from O. George Everbach, Senior Vice President -- Law and Government Affairs of Parent, dated the Effective Time, substantially to the effect that:

          (i) The incorporation, existence and good standing in their respective jurisdictions of incorporation of Parent and Sub are as stated in the first sentence of Section 2.1; the authorized shares of capital stock of Parent are as stated in the first sentence of Section 2.2; and all outstanding shares of Parent Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders;

          (ii) To the knowledge of such counsel, the execution and performance by Parent and Sub of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound;

          (iii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of Parent or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement; and

          (iv) The shares of Parent Common Stock being issued at the Effective Time pursuant to this Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

     In rendering such opinion, Mr. Everbach may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to him and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     (d) Opinion of Sidley & Austin. The Company shall have received an opinion of Sidley & Austin, dated the Effective Time, substantially to the effect that:

          (i) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Parent and Sub and (assuming its due and valid authorization, execution and delivery by the Company and its validity and binding effect upon the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) The execution and performance by Parent and Sub of this Agreement will not violate the Restated Certificate of Incorporation or By-laws of Parent or the Articles of Incorporation or By-laws of Sub;

          (iii) The Registration Statement, as of its effective date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that such counsel (i) need express no opinion as to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or the Exhibits to the Registration Statement and (ii) need not assume any responsibility (except as otherwise expressly set forth in such opinion) for the accuracy of the statements contained in the Registration Statement; and

          (iv) In the course of the preparation of the Registration Statement and the Joint Proxy Statement, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Joint Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, the Exhibits thereto and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, such counsel has relied upon the opinion of Dechert Price & Rhoads delivered to the Company pursuant to Section 6.2(e).

     (e) Opinion of Dechert Price & Rhoads. The Company shall have received an opinion from Dechert Price & Rhoads, dated the Effective Time, substantially to the effect that: (i) Sub has full corporate power and authority to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Parent and Sub and (assuming its due and valid authorization, execution and delivery by the Company and its validity and binding effect upon the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (iii) the Merger has been duly consummated and become effective in accordance with the PBCL. In rendering such opinion, Dechert Price & Rhoads may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania.

     (f) Consents Under Agreements. Parent shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or upon the consummation of the transactions contemplated hereby.

     (g) Parent Affiliate Agreements. The Company shall have received the written agreements from the Parent Rule 145 Affiliates described in Section 5.5(b).

     (h) Accounting. The Company shall have received an opinion of Coopers & Lybrand L.L.P., in form and substance reasonably satisfactory to the Company, that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (i) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

     (j) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the shareholders of the Company upon the exchange of their Company Common Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Company Common Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Shares exchanged therefor;

          (v) The holding period for shares of Parent Common Stock received in exchange for Company Common Shares pursuant to the Merger will include the holding period of the Company Common Shares exchanged therefor, provided such Company Common Shares were held as capital assets by the shareholder at the Effective Time; and

          (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of Parent substantially in the form of the Parent Tax Certificate attached to the Parent Letter, a certificate of the Company substantially in the form of the Company Tax Certificate attached to the Company Letter and other appropriate certificates of the Company, Parent and others.

     (c) Opinion of John P. Murtagh. Parent shall have received an opinion from John P. Murtagh, Senior Vice President and General Counsel of the Company, dated the Effective Time, substantially to the effect that:

          (i) all outstanding Company Common Shares have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders;

          (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement;

          (iii) The execution and performance by the Company of this Agreement will not violate the charter or organization documents or by-laws of any of its Subsidiaries;

          (iv) To the knowledge of such counsel, the execution and performance by the Company of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound; and

          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.

     In rendering such opinion, Mr. Murtagh may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to him and certificates of public officials. Such opinion may state that is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, Mr. Murtagh has relied upon the opinion of Morgan, Lewis & Bockius delivered to Parent pursuant to Section 6.3(e).

     (d) Opinion of Skadden, Arps, Slate, Meagher & Flom. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, dated the Effective Time, substantially to the effect that:

          (i) This Agreement has been duly authorized, executed and delivered by the Company and (assuming its due and valid authorization, execution and delivery by each of Parent and Sub and its validity and binding effect upon each of Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) The Registration Statement, as of its effective date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that such counsel (i) need express no opinion as to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or the Exhibits to the Registration Statement and (ii) need not assume any responsibility (except as otherwise expressly set forth in such opinion) for the accuracy of the statements contained in the Registration Statement; and

          (iii) In the course of the preparation of the Registration Statement and the Joint Proxy Statement, such counsel has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Joint Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included therein, the Exhibits thereto and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America and that, insofar as the laws of the Commonwealth of Pennsylvania are applicable, such counsel has relied upon the opinion of Morgan, Lewis & Bockius delivered to Parent pursuant to Section 6.3(e).

     (e) Opinion of Morgan, Lewis & Bockius. Parent shall have received an opinion from Morgan, Lewis & Bockius, dated the Effective Time, substantially to the effect that: (i) the incorporation, existence and good standing in its jurisdiction of incorporation of the Company are as stated in the first sentence of Section 3.1; and the authorized shares of capital stock of the Company are as stated in the first sentence of Section 3.2; (ii) the Company has full corporate power and authority to execute, deliver and perform this Agreement; (iii) the execution and performance by the Company of this Agreement will not violate the Articles of Incorporation or By-laws of the Company; (iv) this Agreement has been duly authorized, executed and delivered by the Company and (assuming its due and valid authorization, execution and delivery by each of Parent and Sub and its validity and binding effect upon each of Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (v) the Merger has been duly consummated and become effective in accordance with the PBCL. In rendering such opinion, Morgan, Lewis & Bockius may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the Commonwealth of Pennsylvania.

     (f) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated hereby.

     (g) Company Affiliate Agreements. Parent shall have received the written agreements from the Company Rule 145 Affiliates described in Section 5.5(a).

     (h) Redemption. The Company shall have redeemed the Company Senior Preferred Shares.

     (i) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

     (i) Certain Agreements. Parent shall have been satisfied, in its sole and absolute discretion, that the agreements identified in Section 3.14 of the Company Letter will not impair its ability to conduct its businesses following the Effective Time.

     (j) Accounting. Parent shall have received an opinion of Deloitte & Touche LLP, in form and substance reasonably satisfactory to Parent, that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     (k) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                                  ARTICLE VII

                       TERMINATION; AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of Parent or the Company of the matters presented in connection with the Merger:

          (a) by mutual written consent of Parent and the Company;

          (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by the Company of notice of such failure to comply, (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof or (iii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof;

          (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by Parent of notice of such failure to comply, (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof or (iii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholder Meeting or any adjournment thereof;

          (d) by either Parent or the Company if there has been (i) a material breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days after receipt by the breaching party of notice of the breach;

          (e) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on March 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this clause
     (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (f) by either Parent or the Company if the Board of Directors of the Company shall reasonably determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) 10 business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and during such 10 business-day period the Company shall have fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Takeover Proposal and the identity of the person or group making such Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 10 business-day period such Board of Directors shall continue reasonably to believe that such Takeover Proposal constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

          (g) by Parent if the Board of Directors of the Company shall not have recommended the Merger to the Company's shareholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing;

          (h) by the Company if the Board of Directors of Parent shall not have recommended the Parent Share Issuance to Parent's stockholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Parent Share Issuance to Parent's stockholders as being advisable and fair to and in the best interests of Parent and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing; or

          (i) by Parent if the Company shall breach any of its covenants or agreements in Section 4.2.

     The right of Parent or the Company to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company, Parent, Sub or their respective directors or officers, except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive any such termination; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Parent and the Company of the matters presented to them in connection with the Merger; provided, however, that after any such approval, no amendment shall be made if applicable law would require further approval by such stockholders, unless such further approval shall be obtained. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the other parties hereto at the following addresses (or at such other address for any party as shall be specified by like notice):

     (a) if to Parent or Sub, to

        Kimberly-Clark Corporation
        351 Phelps Drive
        Irving, Texas 75038
        Attention: O. George Everbach,
                   Senior Vice President --
                   Law and Government Affairs

     with a copy to:

        Sidley & Austin
        One First National Plaza
        Chicago, Illinois 60603
        Attention: Thomas A. Cole and
                   Joseph S. Ehrman

     (b) if to the Company, to

        Scott Paper Company
        Scott Center
        2650 North Military Trail
        Suite 300
        Boca Raton, Florida 33431
        Attention: John P. Murtagh,
                   Senior Vice President and
                   General Counsel

     with a copy to:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022-3987
        Attention: Blaine V. Fogg

     Section 8.3 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.4, constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. Except to the extent that the laws of the Commonwealth of Pennsylvania are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such state.

     Section 8.7 Assignment. Except as provided in the last sentence of Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                                         KIMBERLY-CLARK CORPORATION


                                         By:  /s/    WAYNE R. SANDERS
                                              ----------------------------
                                              Name:  Wayne R. Sanders
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer

(Corporate Seal)

Attest: /s/    DONALD M. CROOK
        ------------------------
        Name:  Donald M. Crook
        Title: Secretary

                                            RIFLE MERGER CO.


                                                By:  /s/    JOHN W. DONEHOWER
                                                     -------------------------
                                                     Name:  John W. Donehower
                                                     Title: Vice President

(Corporate Seal)

Attest:  /s/     O. GEORGE EVERBACH
          --------------------------
          Name:  O. George Everbach
          Title: Secretary

                                            SCOTT PAPER COMPANY

                                                By:  /s/    ALBERT J. DUNLAP
                                                     --------------------------
                                                     Name:  Albert J. Dunlap
                                                     Title: Chairman and Chief
                                                            Executive Officer

(Corporate Seal)


Attest:  /s/     JOHN P. MURTAGH
          ------------------------------------
          Name:  John P. Murtagh
          Title: Senior Vice President and
                 General Counsel